EXHIBIT 10.42

                      PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP


                              INVESTMENT AGREEMENT
                                 by and between
                      PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP
                                       and
                               TRISTAR CORPORATION



                                September 3, 1998


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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I.     Sale and Transfer of Stock....................................1
  1.1 Series C Senior Convertible Preferred Stock............................1
  1.2 Purchase Price, and Payment............................................3
  1.3 Convertible into Common................................................3
  1.4 Cumulative Dividend....................................................4
  1.5 Liquidation............................................................5
  1.6 Reservation of Shares; Shares to be Fully Paid.........................5
  1.7 Anti-Dilution Rights...................................................5
  1.8 Percentage of Fully Diluted Shares.....................................7
  1.9 Voting Rights and Prohibitive Covenants................................7
  1.10  Voting Agreements Concerning Directors...............................8
  1.11  Transfer Agent......................................................10
  1.12  Use of Proceeds.....................................................10
  1.13  Right of First Refusal..............................................12
  1.14  Terms of Co-Investment..............................................12
  1.15  Terms of Financing..................................................12
  1.16  Notice of Intended Acquisitions.....................................13
  1.17  Redemption..........................................................13
ARTICLE II.     Registration Rights.........................................15
  2.1 Demand Registration...................................................15
  2.2 Piggyback Registration................................................15
  2.3 Registration Covenants................................................16
  2.4 Blue Sky Registration.................................................18
  2.5 Deregistration........................................................18
  2.6 Post-Effective Amendments.............................................18
  2.7 Right to Delay........................................................18
  2.8 Selection of Underwriters.............................................19
  2.9 Principal Shareholders................................................19
  2.10  Intentionally Omitted...............................................19
  2.11  Indemnification by Company re Registration Rights...................19
  2.12  Indemnification by Holder...........................................20
  2.13  Notice of Indemnity and Defense.....................................21
ARTICLE III.    Co-Sale Provisions..........................................21
  3.1 Third-Party Offer and Notice..........................................21
  3.2 Co-Sale Right of Participation........................................22
  3.4 Notice of Intent to Participate in Co-Sale............................22
ARTICLE IV.     Representations and Warranties of the Company...............23
  4.1 Organization, Qualification and Corporate Power.......................23
  4.2 Subsidiaries..........................................................23
  4.3 Authorization of Agreement............................................24
  4.4 Validity..............................................................25
  4.5 Government Approval...................................................25
  4.6 Capitalization........................................................25
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Investment Agreement
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  4.7 Annual Report and the Financial Statements............................26
  4.8 Patents, Trademarks, Etc..............................................27
  4.9 Taxes.................................................................28
  4.10  Approvals...........................................................28
  4.11  Litigation..........................................................29
  4.12  Schedule of Documents...............................................29
  4.13  No Defaults.........................................................30
  4.14  Lack of Felonies....................................................30
  4.15  No Judgments........................................................31
  4.16  Insurance...........................................................31
  4.17  No Brokers..........................................................31
  4.18  Loans and Liens.....................................................31
  4.19  Solvency............................................................32
  4.20  Registration Rights.................................................32
  4.21  Compliance with Securities Laws.....................................32
  4.22  Transfer Restrictions...............................................32
  4.23  Related Party Transactions..........................................33
  4.24  Miscellaneous.......................................................33
  4.25  Additional Representations..........................................33
  4.26  Use of Proceeds.....................................................35
  4.27  Industry Specific Regulations.......................................35
  4.28  Wages and Salary....................................................36
  4.29  ERISA...............................................................36
  4.30  Core Sheth Letter of Credit.........................................36
  4.31  Protest IRS Claim for Disallowance..................................36
  4.32  No Restrictions on Dividends........................................37
  4.33  Complete Disclosure.................................................37
ARTICLE V.     Representations and Warranties of the Pioneer Partnership....37
  5.1 Organization..........................................................37
  5.2 No Breach.............................................................37
  5.3 Authority for and Binding Nature of Agreement.........................38
  5.4 Brokers...............................................................38
  5.5 Securities Laws Matters...............................................38
  5.6 Additional Matters....................................................41
ARTICLE VI.     Covenants...................................................41
  6.1 Financial.............................................................41
  6.2 Access................................................................42
  6.3 Books of Record and Account...........................................42
  6.4 Membership on Board...................................................43
  6.5 Stock Option Plan.....................................................44
  6.6 Rule 144 Compliance...................................................44
  6.7 Undertaking to Register its Securities................................45
  6.8 Undertaking to File 34 Act Filings and to be Listed on NASDAQ.........45
  6.9 Dividend Restriction Waiver...........................................45
  6.10  Core Sheth Letter of Credit.........................................45
  6.11  Signing Obligations.................................................46
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Investment Agreement
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  6.12  No Cost Licenses....................................................46
  6.13  SEC Filings.........................................................46
  6.14  Blue Sky............................................................46
  6.15  No Breach...........................................................47
ARTICLE VII.   Conditions Precedent to the Obligations of...................47
the Pioneer Partnership to Close............................................47
  7.1 Representations and Warranties........................................47
  7.2 Covenants.............................................................47
  7.3 No Actions............................................................48
  7.4 Consents, Licenses and Permits........................................48
  7.5 Certificate...........................................................48
  7.6 Legal Opinion.........................................................48
  7.7 No Material Adverse Change............................................49
  7.8 Agreements with Principals............................................49
  7.9 Key Person Insurance..................................................49
  7.10  Patents.............................................................49
  7.11  Approval of Counsel.................................................50
  7.12  Consents, Licenses and Permits......................................50
  7.13  Additional Documents................................................50
ARTICLE VIII. Conditions Precedent to the Obligations of....................50
the Company to Close........................................................50
  8.1 Representations and Warranties........................................50
  8.2 Covenants.............................................................51
  8.3 No Actions............................................................51
  8.4 Additional Documents..................................................51
  8.5 Approval of Counsel...................................................51
ARTICLE IX.     Closing.....................................................52
  9.1 Location..............................................................52
  9.2 Items to be Delivered by the Company..................................52
  9.3 Items to be Delivered by the Pioneer Partnership......................53
  9.4 Items to be Delivered by the Company at Subsequent Closings...........53
  9.5 Items to be Delivered by the Pioneer Partnership at Subsequent
       Closings.............................................................54
ARTICLE X.     Survival of Representations; Indemnification; Fees...........54
  10.1  Survival............................................................54
  10.2  Indemnification.....................................................54
  10.3  Defense of Claims...................................................55
  10.4  Rights without Prejudice............................................55
ARTICLE XI.  Fees...........................................................55
  11.1  Investment Banking Fees.............................................55
  11.2  Expenses............................................................56
  11.3  Legal Fees..........................................................56
  11.4  Accounting Fees.....................................................56
  11.4  Break-Up Fee........................................................56
ARTICLE XII.     Termination and Waiver.....................................56
  12.1  Termination.........................................................56
  12.2  Waiver..............................................................57
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Investment Agreement
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ARTICLE XIII.     Miscellaneous Provisions..................................58
  13.1  Expenses............................................................58
  13.2  Modification, Termination or Waiver.................................58
  13.3  Notices.............................................................58
  13.4  Binding Effect and Assignment.......................................59
  13.5  Entire Agreement....................................................59
  13.6  Calendar Days.......................................................59
  13.7  Exhibits............................................................59
  13.8  Governing Law.......................................................60
  13.9  Consent to Jurisdiction.............................................60
  13.10 Counterparts........................................................60
  13.11 Section Headings....................................................60
  13.12 Gender..............................................................60
  13.13 Controlling Document................................................60
  13.14 Use of Term "Pioneer Partnership"...................................60


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                                LIST OF EXHIBITS


  EXHIBIT*           TITLE                                        SECTION
 ----------         -------                                      ---------
Exhibit 1.1    Series C Senior Convertible Preferred Stock...........1.1
Exhibit 4.7A   Annual Report and the Financial Statements............4.7
Exhibit 4.7B   Annual Report and the Financial Statements............4.7
Exhibit 4.8    Patents, Trademarks, Etc..............................4.8
Exhibit 4.9    Taxes.................................................4.9
Exhibit 4.11   Litigation...........................................4.11
Exhibit 4.12   Schedule of Documents................................4.12
Exhibit 4.18   Loans and Liens......................................4.18
Exhibit 4.23   Related Party Transactions...........................4.23
Exhibit 4.28   Wages and Salary.....................................4.28
Exhibit 7.7    No Material Adverse Change............................7.7


      * Please note that the exhibits referenced within this Agreement utilize the title "Schedule" rather than "Exhibit", but are intended to correspond to the matching reference within the Agreement.

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                              INVESTMENT AGREEMENT

INVESTMENT AGREEMENT dated September 3, 1998 ("AGREEMENT") by and between PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership with offices at 651 Day Hill Road, Windsor, Connecticut 06095 (the "PIONEER PARTNERSHIP"), AND TRISTAR CORPORATION, a Delaware corporation with offices at 12500 San Pedro Avenue, Suite 500, San Antonio, Texas 78216 (the "COMPANY").

      WHEREAS, the Company desires to obtain funds to finance its operations, expand its marketing activities, purchase and install lip and eye pencil and other manufacturing equipment, make payments to vendors, acquire and/or initiate new product brands, acquire other companies which are accretive to its existing business and for, working capital purposes.

      WHEREAS, the Pioneer Partnership desires to provide funds to the Company for such purposes on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the investment to be made, mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Pioneer Partnership agree as follows:

                      ARTICLE I. SALE AND TRANSFER OF STOCK

      1.1    SERIES C SENIOR CONVERTIBLE PREFERRED STOCK.

      (a1) Upon the terms and subject to the conditions hereinafter set forth, at the various closings (as hereinafter defined and set forth), the Company shall issue, sell, transfer and deliver to the Pioneer Partnership an aggregate of one hundred thousand (*100,000*) shares of the Company's Series C Senior Convertible Preferred Stock, $.01 par value (the "PREFERRED STOCK") at the Purchase Price set forth in
            Section 1.2 hereof; the Preferred Stock shall have the terms and be issued subject to the conditions as set forth herein and in the Series C Certificate of Designation to be filed and recorded with the Secretary of State of the State of Delaware upon the occurrence of the First Closing as set forth below.

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Investment Agreement
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      (b1)  At the first closing ("FIRST CLOSING") on September 3, 1998, the
            Company shall issue, sell, transfer and deliver to the Pioneer Partnership seventy-eight thousand three hundred thirty-three (*78,333*) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein.

      (b2) At one or more subsequent closings ("SUBSEQUENT CLOSINGS"), the Company shall issue, sell, transfer and deliver to the Pioneer Partnership up to an additional twenty-one thousand six hundred sixty-seven (*21,667*) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein and upon the conditions to be determined in accordance herewith.

      (b2) At the First Closing, the Company shall issue one hundred twenty-five thousand (125,000) warrants each to purchase one (1) share of Common Stock, as defined in ss.1.3 hereof, at a price four ($4.00) dollars per share, subject to adjustment as stated therein. The warrants shall be immediately detachable and transferable; the warrants shall be exercisable during the sixty (60) month period commencing on the date of the First Closing.

      (c) At the First Closing, the Company shall reserve twenty-one thousand six hundred sixty-seven (*21,667*) shares to be delivered in whole or in part at the Second Closing.

      (d) Upon sale and issuance to the Pioneer Partnership each share of Preferred Stock shall be free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon.

      (e) Certificates evidencing the Preferred Stock shall be delivered by the Company to the Pioneer Partnership at each Closing. Such certificates shall also be accompanied by evidence satisfactory to the Pioneer Partnership of the Company's payment of any applicable transfer and franchise taxes. Said stock will not be issued in a transaction registered with the U.S. Securities and Exchange Commission ("COMMISSION") and shall, therefore, be restricted from resale to the public. The Preferred Stock Certificate shall be in the form annexed hereto as EXHIBIT 1.1.
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Investment Agreement
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      1.2    PURCHASE PRICE, AND PAYMENT.

      The Purchase Price for the Preferred Stock to be sold to the Pioneer Partnership pursuant to this Investment Agreement shall be sixty ($60) dollars per share, aggregating $6,000,000. Upon the occurrence and consummation of the First Closing, and in consideration therefor, the Pioneer Partnership shall pay the Company at that Closings, by wire transfer or by check, the sum of four million six hundred ninety-nine thousand nine hundred eighty ($4,699,980.00) dollars as full consideration for its subscription therefor; upon the occurrence and consummation of all of the Subsequent Closings, if so consummated, and in consideration therefor, the Pioneer Partnership shall pay the Company at the Subsequent Closings, by wire transfer or by check, the aggregate sum of one million three hundred thousand ($1,300,020.00) dollars as full consideration for its subscription therefor. Each Subsequent Closing shall be in minimum investment amounts of five hundred thousand ($500,000) dollars. The Subsequent Closings shall all occur no later than one year from the date hereof and upon forty-five (45) days of notice by the Company; such notice period may be decreased with the consent of the Pioneer Partnership. No Subsequent Closing shall occur unless the Company has satisfied each and every term of this Agreement. Failure of the Pioneer Partnership to close each Subsequent Closing within such forty-five (45) days shall entitle the Company to bring an action to enforce the remedy of specific performance; the Pioneer Partnership shall have the right to cure without penalty of any kind by completing the Subsequent Closing on or before the date an answer is due in litigation. See also Article VII for the requirements of each Closing.

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Investment Agreement
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      1.3    CONVERTIBLE INTO COMMON.

      Each share of Preferred Stock shall be convertible at the option of the holder at any time and from time to time. The number of shares of the Company's common stock, $.01 par value (the "COMMON STOCK"), that shall be issued upon conversion of each share of Preferred Stock shall equal $60 divided by the Conversion Price (as defined below). The Conversion Price shall be $5.4375 per share (the "CONVERSION PRICE"). The Conversion Price and number of shares of Common Stock issuable upon conversion of the Preferred Stock will be subject to adjustment in certain circumstances upon any recapitalizations, including but not limited to stock splits, readjustments or reclassifications, to protect against dilution, as set forth in more detail in Sections 1.7 hereof.

      1.4 CUMULATIVE DIVIDEND. Holders of the Preferred Stock shall also be entitled to a cumulative cash dividend of $4.80 per share annually; the dividend shall be payable quarterly in arrears ($1.20 per share) calculated on a 360-day year consisting of twelve 30-day months, and payable immediately out of the assets of the Company legally available therefor. The Preferred Stock dividend shall be paid before any dividend shall be set apart or paid on the Common Stock for such quarter or for any other class of capital stock which has a preference junior to this Preferred Stock. The Series C Preferred Stock shall be senior to all other classes of preferred stock. If less than the full preferential dividend is paid (as a partial payment or if no dividend is paid) to the holders of the Preferred Stock in any quarter, the unpaid amount shall accumulate and be added to the preferential dividends due in any subsequent quarter, in which case such unpaid amounts shall be paid first and the newly accrued dividends of the then current quarter, to the extent are unpaid, shall accumulate until paid. No dividends shall be paid to the holders of the Common Stock if any dividends are unpaid on the Preferred Stock. No class of capital stock shall be paid any dividend unless and until all dividends accrued and unpaid are paid on the Preferred Stock are paid in full. The dividends may be paid, in whole or in part, by the issuance of additional shares of Series C Preferred Stock upon the same terms as cash dividends payable hereunder except such shares shall bear a cumulative cash dividend of $7.80 per share annually. In addition, if there is a Dividend Arrearage (as defined in the Certificate of Designation, as hereinafter defined) an Additional Dividend (as defined in the Certificate of Designation, as hereinafter defined) shall be paid as set forth Company's Certificate of Designation creating the Preferred Stock (the "CERTIFICATE OF DESIGNATION").

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Investment Agreement
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      1.5    LIQUIDATION.

      In cases of the voluntary or involuntary liquidation, bankruptcy, receivership, dissolution or winding up of the Company, holders of shares of the Preferred Stock shall be entitled to receive a liquidation preference equal to sixty ($60.00) dollars per share plus interest thereon from the date of date of issue until redemption or conversion at the compounded rate of 20% per annum, but in no event more than an aggregate of $175.00 per share (the "LIQUIDATION PREFERENCE") plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other securities of the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company, provided that all accrued but unpaid dividends on the Preferred Stock will be due and paid upon the occurrence of such event or upon the closing of a public offering of the Company's securities.

      1.6 RESERVATION OF SHARES; SHARES TO BE FULLY PAID. As of the date hereof, the Company has reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, sufficient shares to provide for the conversion of the Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion value below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company shall promptly take all corporate action which may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Preferred Stock will upon issue be fully paid and nonassessable.

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Investment Agreement
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      1.7 ANTI-DILUTION RIGHTS. In order to allow the holders of the Preferred
Stock to maintain their PRO RATA share of the Company's capital stock on a fully diluted basis, except as set forth in the next sentence of this ss.1.7 and solely with respect to this ss.1.7, the holders of the Preferred Stock shall be entitled, as of right, to purchase or subscribe for PRO RATA any stock of the Company to be issued by reason of an increase of the issued stock of the Company, or the creation a new class of securities, and the issuance of such securities (collectively referred to as "NEW SECURITIES"). The anti-dilution rights set forth hereinabove shall not be applicable to, and the definition of "New Securities" shall not include, the following securities (the "EXEMPT SECURITIES") (i) securities issued to employees, consultants or directors of the Company pursuant to any stock option plan or stock purchase or stock bonus arrangement approved by the Board of Directors, up to a maximum amount as provided in Section 6.5, (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, and (iii) securities issued pursuant to an acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company owns not less than fifty-one (51%) percent of the voting stock of such corporation.

      (a) NOTICE AND EXERCISE OF ANTI-DILUTION RIGHTS. In the event the Company proposes to issue New Securities, it shall give the holders of the Preferred Stock written notice of its intention, describing the type of New Securities, the price and general terms upon which the Company proposes to issue the same. In exercising such anti-dilutive rights, the holders of the Preferred Stock shall be given thirty (30) days from the receipt of such notice to agree to purchase or subscribe for such New Securities, at the same price and on the same terms, in the proportion that the number of shares of Common Stock that underlies the Preferred Stock, if converted, bears to the sum of (1) the total number of shares of Common Stock issued and outstanding and (2) the number of such underlying shares.

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Investment Agreement
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      (b) OVER-ALLOTMENT. The holders of the Preferred Stock shall have the right of over-allotment such that, in the event other holders having anti-dilutive rights fail to exercise such right to purchase all of the New Securities, the remaining holders of the Preferred Stock may purchase the non-purchasing holders' New Securities not so purchased, on a PRO RATA basis, based upon the respective fully diluted Common Stock ownership in the Company of each such remaining holder of Preferred Stock, within fifteen (15) days from the date the non-purchasing holders fail to exercise their rights hereunder. The holders of the Preferred Stock shall be required to commit in writing, at the time they exercise their anti-dilution rights, the maximum amount of over-allotment shares they agree to purchase, if any become available.

      1.8 PERCENTAGE OF FULLY DILUTED SHARES. The 100,000 shares of Preferred Stock to be delivered by the Company to the Pioneer Partnership as set forth above shall, if converted, constitute three and eight-tenths (3.8%) of one percent of the fully diluted issued and outstanding Common Stock of the Company as of the Closing Date, as hereinafter defined, with such percentage including conversion of all of the Preferred Stock issuable hereunder into Common Stock. The term "FULLY DILUTED" as used in this Agreement shall mean the number of shares of the Common Stock of the Company to be outstanding upon the exercise or conversion of all warrants, options or other securities convertible into the Common Stock of the Company.

      1.9 VOTING RIGHTS AND PROHIBITIVE COVENANTS. The Preferred Stock shall have full voting rights and shall be voted together with the Common Stock as one class, and the shares of Preferred Stock shall entitle the holder thereof to the number of votes as if the Preferred Stock had been converted into shares of Common Stock on the appropriate record date. So long as an aggregate of 75,000 shares or more of the Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, are owned by the Pioneer Partnership or its limited partners, collectively, the Company shall not without the prior written consent of the Pioneer Partnership or its limited partners (in the event of a distribution of such securities to such limited partners) which consent shall not be unreasonably withheld or unduly delayed (i) amend, alter or repeal any provision of the Certificate of Incorporation or the bylaws of the Company so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) except for the Exempt Securities, authorize or issue any additional equity securities of the Company or any subsidiaries, (iii) other than the acquisition of Fragrance Impressions, Ltd., approve any merger, consolidation, compulsory share exchange or sale of assets to which the Company is a party, (iv) repurchase or redeem any equity securities or pay dividends or other distributions on any equity securities, except as provided for the Preferred Stock, (v) liquidate, dissolve, recapitalize or reorganize the Company, (vi) guarantee indebtedness, of other persons, directly or indirectly except with respect to any wholly owned subsidiaries, (vii) effect any fundamental changes in the nature of the Company's business, including but not limited to acquiring or investing in another business entity, and (viii) approve the sale or transfer of any material intangible or intellectual property, other than the issuance of licenses in the ordinary course of business.

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Investment Agreement
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      1.10   VOTING AGREEMENTS CONCERNING DIRECTORS.

      (a) GENERALLY. Effective immediately prior to or concurrently with the First Closing, one (1) nominee of the Pioneer Partnership, Robert A. Lerman or its designee, shall be elected a director of the Company for successive one-year terms. So long as the Pioneer Partnership shall own any Preferred Stock or Common Stock, the Board of Directors of the Company shall nominate and include in the list of candidates for directors recommended by the Board of Directors, and use its best efforts to have elected one nominee of the Pioneer Partnership. The nominee of the Pioneer Partnership shall be reasonably acceptable to the board of directors of the Company to serve as a director. Grounds for rejecting such nominee shall be any matter of record of the nominee which would cause the Company to be in violation of any order issued by the Commission or such nominee is disqualified as a result of Rule 262(b) promulgated under the 1933 Act provided, however, no such nominee shall be an affiliate of any competitor of the Company. Should the Pioneer Partnership nominee decline to be nominated or elected, another of the Pioneer Partnership's designees shall have the right to attend any and all meetings of the board of directors of the Company, and the Company shall be required to deliver notice to such designee as if such designee were a director. In furtherance of the foregoing, the Shashikant S. Sheth, Jammadas Sheth, Kirit Sheth, Mahendra Sheth, Viren S. Sheth, Jay J. Sheth, Transvit Manufacturing Corporation, Starion International Limited, Starion B.V.I., Aron Zutler, Peter Liman, Richard Howard, Robert Viola, Richard P. Rifenburgh, Robert R. Sparacino, Nevell Investments, S.A., or any trusts, or other entities or affiliates (collectively "PRINCIPAL SHAREHOLDERS") holding the voting rights to their shares, shall simultaneously execute and deliver to the Pioneer Partnership a Voting and Shareholders Agreement confirming the terms of Sections 1.10 and 6.4 hereof.


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Investment Agreement
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      (b) ADDITIONAL NOMINEES OF THE PIONEER PARTNERSHIP ON DEFAULT. In the
      event that the Company shall default in the due and punctual payment of any installment of the cumulative dividends on the Preferred Stock when and as the same shall become due and payable and such default shall continue for 30 days and provided the Pioneer Partnership and/or its limited partners (if such limited partners are holding such shares directly) shall be the holder(s) of an aggregate of 75,000 shares or more of the Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, in addition to the other remedies available to the Pioneer Partnership, the Pioneer Partnership shall nominate, and the Board of Directors of Company shall use its best efforts to have promptly elected or appointed one (1) additional individual to such directorship; the board of directors shall then be comprised of members constituting at least a simple majority of directors who are independent of the Core Sheth Families and the Company, and of which two directors shall be the Pioneer Partnerships' nominees; such election or appointment shall be effective no later than 30 days after and during the continuation of any such defaults. The two directors selected by the Pioneer Partnership together with the other independent outside directors shall form and constitute the Company's Post-Default Executive Committee which shall be granted full executive and operational control over the Company's operations. To facilitate the foregoing, the Company has, concurrently with the execution hereof, amended its by-laws in a manner satisfactory to the Pioneer Partnership. The Company hereby covenants it shall not change such amended provision of its by-laws without the Pioneer Partnership's prior written consent. Failure to obtain such prior written consent to any such change shall constitute an additional Event of Default under the Preferred Stock.
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Investment Agreement
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      1.11 TRANSFER AGENT. The Company shall act as transfer agreement for the
Preferred Stock.

      1.12 USE OF PROCEEDS. (A) The net proceeds to be received by the Company, after deduction of all applicable expenses of the Closings will be approximately $4,200,000, and the gross proceeds shall be used and applied only as follows:


                                                     AMOUNT WHICH MAY BE
                                                          USED FROM
                                                       CLOSING FUNDS:
                                                    -----------------------
                                                      FIRST      SUBSEQUENT
                 USE OF PROCEEDS                      CLOSING     CLOSINGS
                                                    ----------   ----------
                 (a) Capital Equipment:
                     lip and eye pencil
                     manufacturing
                     equipment, other major
                     equipment purchases.           $  450,000   $  300,000

                 (b) Costs of Closings:
                     i. Finder's Fee                $  200,000            0
                     ii. Investment Banking Fee     $  100,000            0
                     iii. Audit, Legal, Other       $  115,000            0

                 (c) Payments to Vendors:
                     a. Affiliated Companies        $  400,000            0
                     b. Unaffiliated                $  600,000            0

                 (d) Working Capital:               $  850,000   $1,000,000

                 (e) Marketing:                     $  500,000            0
                 (f) Brands/Competitor Acquisition: $1,500,000            0
                                                    ----------   ----------
                                                    $4,700,000   $1,300,000
                                                    ==========   ==========

Investment Agreement
Page 11


      The Company shall expend these funds for the purposes indicated. No portion of the gross proceeds will be paid to the principal stockholders, officers, directors, or their affiliates or associates except as provided below. No portion of the net proceeds of any Closing may be paid to those persons, directly or indirectly, as consultant fees, advisor fees, officer salaries or director fees or for the purchase of shares or other payments, or to make loans. However, funds allocated generally to working capital may be used for salaries and wages of the general employee population, and for board approved salaries of its executive officers and board approved consulting, directors and advisors fees. Without the prior approval of the Compensation Committee of the board of directors of the Company, the Company and its officers and directors shall not authorize or implement any material increases in compensation for salaries, wages or fees as compared to those disclosed in either the offering document issued and delivered to the Pioneer Partnership, if any, or in the annual report on Form 10-K or 10-KSB most recently filed with the SEC and delivered to the Pioneer Partnership, whichever is most recent. Material increases for purposes of this section 1.12 shall mean a ten (10%) percent or greater increase. No portion of the proceeds of any Closing will be used to pay cash finder's fees nor will the Company issue securities in payment of finder's fees to the principal stockholders, officers, directors, or their affiliates or associates.

      (B) No proceeds of any Closing shall be paid to or used for Nevell Investments S.A. or any of its shareholders, officers, directors, subsidiaries or affiliates to pay, directly or indirectly, principal or interest on any loans or advances made by such party to the Company or its Subsidiaries.

      (C) No proceeds of any Closing shall be paid to or used for the Core Sheth Families, Shashikant S. Sheth, Jammadas Sheth, Kirit Sheth, Mahendra Sheth, Viren S. Sheth, Jay J. Sheth, Transvit Manufacturing Corporation, Starion International Limited, Starion B.V.I., Ibrahhim Ahmed Al-Musbahi, Aron Zutler, Peter Liman, Robert Viola, Richard Howard, or Nevell Investments S.A. or any of their subsidiaries or affiliates to pay, directly or indirectly, principal or interest on any loans or advances made by such party to the Company or its Subsidiaries, unless specifically allocated in this ss.1.12.

Investment Agreement
Page 12


      (D) No proceeds of any Closing shall be paid to or used for Transvit Manufacturing Corporation or any of its shareholders, officers, directors, subsidiaries or affiliates to pay, directly or indirectly, principal or interest on any loans or advances made by such party to the Company or its Subsidiaries.

      (E) Notwithstanding anything herein to the contrary, proceeds from any Closing may be used to purchase merchandise and other goods from the operating affiliates of the Core Sheth Families in the ordinary course of business.

      1.13 RIGHT OF FIRST REFUSAL. For so long as an aggregate of 75,000 shares or more of Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, are owned by the Pioneer Partnership, the Pioneer Partnership, shall have the right to co-invest along with the Company (a) as an equity participant in any acquisitions on mutually acceptable terms, or (b) the right of first refusal to provide financing subject to ss.1.15. for any potential acquisition. All acquisitions which are synergistic with current activities of the Company shall be excluded from the right to co-invest and the right of first refusal.

      1.14 TERMS OF CO-INVESTMENT. In the event the Pioneer Partnership co-invests along with the Company as an equity participant in an acquisition, the co-investment shall be on mutually acceptable terms.

      1.15 TERMS OF FINANCING. In the event the Company has secured a commitment for the financing of an acquisition, the Pioneer Partnership shall have the right of first refusal to match such financing terms and thereafter to finance the acquisition, to the extent that such acquisition is not funded by BNY Financial Corporation, for so long as an aggregate of 75,000 shares or more of Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, are owned by the Pioneer Partnership or its limited partners. The Pioneer Partnership shall be required to commit to fund either its co-investment right or its right of first refusal, as set forth herein, within thirty (30) days of its receipt of notice given under ss.1.16.

Investment Agreement
Page 13


      1.16 NOTICE OF INTENDED ACQUISITIONS. The Company shall forward to the Pioneer Partnership notice at least 30 days prior to the closing of all acquisitions, for so long as an aggregate of 75,000 shares or more of Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, are owned by the Pioneer Partnership.

      1.17  REDEMPTION.

       (A) The Company, and Manhendra Sheth, Shashikant S. Sheth, Jammadas Sheth, Kirit Sheth, Jay J. Sheth, and Viren S. Sheth (such individuals are herein referred to as collectively the "CORE SHETH FAMILIES") shall have the right to compel each holder of the Series C Preferred Stock to redeem any or all of the shares of Series C Preferred Stock held by such holder on any Quarterly Dividend Payment Date (for purposes of this ss.1.17 such date shall be the "REDEMPTION DATE"), provided written demand as set forth below is given. The redemption price for each share to be redeemed shall be paid by the Company and/or the Core Sheth Families in cash in an amount equal to (i) the price in the first (1st) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $12 per share of Common Stock, on a post-conversion basis; (ii) the price in the second (2nd) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $14 per share of Common Stock, on a post-conversion basis; (iii) the price in the third
(3rd) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $16 per share of Common Stock, on a post-conversion basis; (iv) the price in the fourth (4th) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $18 per share of Common Stock, on a post-conversion basis; (v) the price in the fifth (5th) year following the date of this Agreement to be the higher of the closing market price of the Common Stock on the Date of Redemption or $20 per share of Common Stock, on a post-conversion basis; (all subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the "REDEMPTION PRICE").

Investment Agreement
Page 14

       (B) Thirty (30) days prior to the Redemption Date, the Company and/or the Core Sheth Families, as applicable, shall provide each holder of Series C Preferred Stock with a written demand ("REDEMPTION NOTICE") (addressed to the holder at its address as it appears on the stock transfer books of the Company) to redeem shares of Series C Preferred Stock as provided above, which notice shall specify the Redemption Price and the number of shares to be redeemed. All Redemption Notices hereunder shall be sent by certified mail, returned receipt requested, and shall be deemed to have been provided when received.

       (C) On or prior to the Redemption Date, each holder of Series C Preferred Stock shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated in the Redemption Notice. If less than all shares represented by such certificate or certificates are redeemed, the Company shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Series C Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price and interest at the rate of 13% in the event payment is not made within 20 days after the Redemption Date), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Series C Preferred Stock shall not be reissued.

Investment Agreement
Page 15


                         ARTICLE II. REGISTRATION RIGHTS

      2.1 DEMAND REGISTRATION. The Company agrees that after January 31, 1999 it shall promptly upon the request of the Pioneer Partnership or its limited partners (each such holder of such securities a "HOLDER" and collectively "HOLDERS") for so long as such Holders in the aggregate, are holders of 75,000 shares or more of the Company's Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, on one (1) occasion, shall, at the Company's sole cost and expense, use its best efforts to cause any or all of the Preferred Stock and/or the underlying securities issuable upon conversion of the Preferred Stock (collectively the "REGISTRABLE SECURITIES"), to be the subject of an appropriate Registration Statement, so as to enable the requesting Holders ("INITIATING HOLDERS") to publicly offer without restriction such securities. Upon receipt of a written request by the Initiating Holders, the Company will promptly give written notice of the proposed registration to all other Holders and as soon as practicable, use its diligent best efforts to effect such registration with the Commission (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification filings under applicable state securities (blue sky) laws and appropriate compliance with applicable regulations issued under the 1933 Act). The Company shall file such registration statement pursuant to the Securities Act of 1933, as amended (the "1933 ACT") to register the Registrable Securities for resale. The Company shall use its best efforts to cause such registration statement to become and remain effective (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order) on a timely basis.

      2.2 PIGGYBACK REGISTRATION. (A) So long as the Pioneer Partnership or its limited partners are the holders of 75,000 shares or more of the Company's Common Stock, directly or through the possible conversion of Preferred Stock, all on a fully diluted basis, if the Company shall register any of its securities for sale pursuant to any appropriate Registration Statement under the 1933 Act, the Company shall be required to offer the Holders the opportunity to register any or all the Registrable Securities, without

Investment Agreement
Page 16

cost to the Holders thereof. In connection with these piggy-back registration rights, the Company shall give all of the Holders notice by certified mail at least thirty (30) business days prior to the filing of such Registration Statement under the Act. The Holders shall then have twenty-five (25) days to elect to include all or a portion of its Registrable Securities for sale in the Registration Statement. (B) The registration requirement shall not apply to a Registration Statement filed by the Company pursuant to Form S-8 or S-4 with the sole and express purpose of registering shares for employees or for stock incentive plans, or any other inappropriate form. (C) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise the Holders. In such event, these registration rights shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. In the event that the lead or managing underwriter in its good faith judgment determines that material adverse market factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities. In such event, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated PRO RATA among all Holders and other participants other than the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration statement at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, provided such notice is delivered within 60 days of full disclosure of such terms to such Holder, without thereby affecting the right of such Holder to participate in subsequent offerings hereunder.

Investment Agreement
Page 17

      2.3 REGISTRATION COVENANTS. In the case of each registration effected by the Company pursuant to this Article II, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (i) Keep such registration effective for a minimum period of 270 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; PROVIDED, HOWEVER, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 270 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a)(3) of the Securities Act, or
            (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

            (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

            (iii) In connection with any underwritten offering, the Company and the Holders will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Registrable Securities, provided such agreement contains customary underwriting provisions.

Investment Agreement
Page 18


      2.4 BLUE SKY REGISTRATION. The Company will use its best efforts to register or qualify the Registrable Securities covered by any registration statement under the 1933 Act and under such securities or blue sky laws in such jurisdictions within the United States as the Pioneer Partnership may reasonably request; PROVIDED, HOWEVER, that the Company reserves the right, in its sole discretion, not to register or qualify such shares of Common Stock in any jurisdiction in which such shares of Common Stock do not satisfy the requirements of such jurisdiction or in which the Company would be required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein. The Company covenants that notwithstanding the above, that it shall use its best efforts, at a minimum, to register or qualify the Registrable Securities in the States of Connecticut and New York.

      2.5 DEREGISTRATION. In the event the Pioneer Partnership has not sold all of the Registrable Securities included in the registration statement or prior to the expiration of the 270 day registration period under section 2.3, the Pioneer Partnership hereby agrees that the Company may deregister by post-effective amendment any Registrable Securities of the Pioneer Partnership covered by the registration statement but not sold on or prior to such date.

      2.6 POST-EFFECTIVE AMENDMENTS. The Company agrees that it will notify the Pioneer Partnership of the filing and effective date of each such post-effective amendment.

      2.7 RIGHT TO DELAY. The Company shall have the one-time right, after it shall have received written notice pursuant to section 2.1, to elect not to file or to delay any such proposed registration statement by not more than 60 days, or to withdraw the same after the filing but prior to the effective date thereof; such withdrawal shall renew the demand registration rights under section 2.1. In addition, the Company may delay the filing of any registration statement requested pursuant to section 2.1 hereof by not more than 60 days if the Company, prior to the time it would otherwise have been required to file such registration statement, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

Investment Agreement
Page 19


      2.8 SELECTION OF UNDERWRITERS. If a Demand registration pursuant to section 2.1 hereof involves an underwritten offering, either the Pioneer Partnership or the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as the underwriter with respect to the underwritten offering; however the party not selecting such underwriter shall have the right to approve the underwriter and such approval shall not be unreasonably withheld or delayed without a material reason stated in writing.

      2.9 PRINCIPAL SHAREHOLDERS. The Company will not file a registration statement on behalf of any Principal Shareholder (as that term is defined in the Voting and Shareholders Agreement between the Pioneer Partnership and certain shareholders of the Company, dated on or about the date hereof) as selling shareholders without the prior written approval of the Pioneer Partnership.

      2.10   INTENTIONALLY OMITTED.

      2.11 INDEMNIFICATION BY COMPANY RE REGISTRATION RIGHTS. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Article II, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering statement, notification or the like incident to any such registration, qualification or compliance, or

Investment Agreement
Page 20

based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, PROVIDED THAT the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

      2.12 INDEMNIFICATION BY HOLDER. Each Holder will, if Registrable Securities or other securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold pursuant to this Article II.

Investment Agreement
Page 21


      2.13 NOTICE OF INDEMNITY AND DEFENSE. Each party entitled to indemnification under this Section (the "INDEMNIFIED PARTY") shall give notice to the party requiring to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Article II. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

Investment Agreement
Page 22

                         ARTICLE III. CO-SALE PROVISIONS

      3.1 THIRD-PARTY OFFER AND NOTICE. Any sale of the capital stock of the Company by any Principal Shareholder will be subject to a participation right of co-sale by the Pioneer Partnership or its limited partners on a PRO RATA fully diluted basis. If any one or more of the Principal Shareholders obtains from a third party ("THIRD PARTY PURCHASER") an offer to purchase any amount of their shares, such Principal Shareholders shall submit a written notice (the "CO-SALE NOTICE") to the Pioneer Partnership disclosing the amount of shares proposed to be sold, the offered purchase price, the proposed closing date, and the total number of shares owned by the Principal Shareholders.

      3.2 CO-SALE RIGHT OF PARTICIPATION. Upon receipt of a Co-Sale Notice from any Principal Shareholder, the Pioneer Partnership or its limited partners may elect to participate in such transaction and shall have the right to offer its securities, at the same price and on the same terms. Each participating selling party who elects to participate in such sale shall be entitled to sell his Pro Rata Share (as herein defined) of the number of shares the purchaser is willing to purchase. "PRO RATA SHARE" as used in the preceding sentence means the product of the number of shares owned by such party and a fraction, the numerator of which is the number of fully diluted shares held by such party and the denominator of which is the total number of fully diluted shares held by all shareholders participating in a subject sale. Each participating selling party shall in turn be entitled to receive at the applicable closing the net proceeds of the sale allocable to the securities sold on behalf of each selling shareholder, after deduction of such selling shareholder's proportionate share of the reasonable expenses of the sale.

      3.3 EXCLUDED SALES. These co-sale provisions will not apply to any sale of securities pursuant to a distribution to the public, whether pursuant to a registered public offering, Rule 144 or otherwise.

      3.4 NOTICE OF INTENT TO PARTICIPATE IN CO-SALE. If the Pioneer Partnership wishes to participate in any sale under this Article III, then the Pioneer Partnership shall notify the selling Principal Shareholders in writing of such intention as soon as practicable after such the Pioneer Partnership's receipt of the Co-Sale Notice made pursuant to Section 3.1, and in any event within fifteen
(15) days after the date of such Co-Sale Notice has been received. Such notification shall be delivered in person or by facsimile to the Principal Shareholders at the Company's offices.

Investment Agreement
Page 23

                 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company makes the following representations and warranties to the Pioneer Partnership each of which shall be deemed material, and the Pioneer Partnership, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties:

      4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; is duly qualified to transact business as a foreign corporation and in good standing in the state(s) of Texas, New York, and California, being all states in which its activities require qualification and the failure to be so qualified would have a material adverse effect on the business and operations of the Company; and has all corporate power necessary to engage in the business in which it is presently engaged.

      4.2 SUBSIDIARIES. The Company has no subsidiaries nor is it the subsidiary of any other corporation or business entity EXCEPT for (a) Tristar de Mexico S.A. de C.V. ("SUBSIDIARY" or "SUBSIDIARIES"). The Subsidiaries are all wholly owned by the Company. The Subsidiary is an entity duly organized and validly existing under the laws of the country of Mexico being all states or jurisdictions in which its activities require qualification and the failure to be so qualified would have a material adverse effect on the business and operations of the Company or Subsidiary and have all corporate power necessary to engage in the business in which it is presently engaged. The Subsidiary is controlled by the Company, as such term is governed by section 20(a) of the 1933 Act. For purposes of this section, the term "SUBSIDIARY" is defined to mean any corporation or other business entity, a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or such other governing body is, at the time, owned by the Company and/or one or more other subsidiaries.

Investment Agreement
Page 24


      4.3 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance by the Company of this Investment Agreement and all other documents and instruments contemplated hereby have been duly authorized by all requisite corporate action. A true, correct and valid copy of the Company's Board of Director's resolution(s) authorizing the transactions and securities to be issued hereunder has been delivered to the Pioneer Partnership. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

      (a) violate or conflict with any provision of the Certificate of Incorporation or bylaws of the Company or its Subsidiaries or any contract to which the Company or any of its Subsidiaries is bound;

      (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any material agreement or other document or undertaking, oral or written to which the Company or any of its Subsidiaries is a party or by which it or its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will be obtained, prior to the Closing);

      (c) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument;

      (d) violate any judgment, order, injunction, decree or award against, or binding upon the Company or any of its Subsidiaries or upon their properties or assets; or

Investment Agreement
Page 25


      (e) violate any law or regulation of any jurisdiction relating to either the Company or any of its respective securities, assets or properties or of any of its Subsidiaries.

      4.4 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

      4.5 GOVERNMENT APPROVAL. Except for filing of a Form D with the Securities and Exchange Commission, filing a Form D and a consent to service of process with the Connecticut Department of Banking, and the filing of the Certificate of Designation, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Investment Agreement or any other document contemplated hereby.

      4.6 CAPITALIZATION. There are (a) thirty million (30,000,000) shares of Common Stock, $.01 par value, and (b) six hundred sixty-six thousand five hundred twenty-nine (666,529) shares of Series A Preferred Stock, $.05 par value, and (c) one hundred twenty thousand six hundred ninety (120,690) shares of Series B Preferred Stock, $0.05 par value, authorized for issuance under the Company's certificate of incorporation, as amended (delivered along with the Company's bylaws to the Pioneer Partnership). Immediately prior to the First Closing Date, there will be sixteen million seven hundred twenty-nine thousand seventy-four (16,729,074) shares of Common Stock issued and outstanding, six hundred sixty-six thousand five hundred twenty-nine (666,529) shares of Series A Preferred Stock issued and outstanding, and one hundred twenty thousand six hundred ninety (120,690) shares of Series B Preferred Stock issued and outstanding. No shares of Common Stock are issuable pursuant to existing

Investment Agreement
Page 26


agreements and there are no outstanding warrants, options or other securities convertible into the Common Stock of the Company, EXCEPT the Class A Preferred Stock and the Class B Preferred Stock each share of which is convertible into one (1) share of Common Stock at an exercise price of $7.00 per share and four
(4) shares of Common Stock at an exercise price of $7.25 per share of Common Stock, respectively, options to purchase in aggregate of (i) 156,000 shares of Common Stock granted pursuant to the Company's Amended and Restated Stock Option Plan, (ii) 634,000 shares of Common Stock granted pursuant to the Company's 1997 Long Term Incentive Plan and (iii) 605,000 shares of Common Stock granted outside either of the foregoing plans and warrants to purchase (a) 2,000,000 shares of Common Stock at a price per share of $5.34, (b) 50,000 shares of Common Stock and (c) 400,000 shares of Common Stock at a price per share of $2.75. No other shares of Common Stock are issued or outstanding or committed for issuance EXCEPT those committed for issuance upon conversion of the Preferred Stock to be issued to the Pioneer Partnership hereunder.

      4.7 ANNUAL REPORT AND THE FINANCIAL STATEMENTS. The Company has heretofore furnished to the Pioneer Partnership copies of (a) the Company's annual report on Form 10-K for fiscal year ended December 31, 1997 including the Company's consolidated audited financial statements for its fiscal year ended December 31, 1997, and (b) the Company's consolidated unaudited interim financial statement for the six months ended June 30, 1998, (hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). Such financial statements are true, correct and complete in all material respects, and accurately set forth, in all material respects, the financial condition of the Company and its Subsidiaries as of their respective dates, and the results of operations for the fiscal periods involved, and were prepared in conformity with generally accepted accounting principles and practices consistently applied and are annexed hereto as EXHIBIT 4.7-A. The financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries at the dates thereof and for the periods covered thereby. Except as set forth in such financial statements, the Company and/or its Subsidiaries had, as of September 3, 1998, no material obligation or liability, whether absolute, accrued, contingent or otherwise.

Investment Agreement
Page 27


      (a) The Company and/or its Subsidiaries have good and marketable title to all of its property and assets subject to no mortgage, pledge, lien or other encumbrance except as disclosed in EXHIBIT 4.7-B annexed hereto and made a part hereof.

      (b) The Company and/or its Subsidiaries had no obligations, liabilities or commitments, contingent or otherwise, of a material nature which were not provided for except as set forth in EXHIBIT 4.7-A and EXHIBIT 4.7-B and except those incurred in the normal course of business since December 31, 1997 and March 31, 1998.

      (c) Since December 31, 1997 there has been no materially adverse change in the nature of the business of the Company and/or its Subsidiaries nor in any of their financial condition or property, other than changes in the usual or ordinary course of business, and the Company has incurred no obligations or liabilities nor made any commitments other than in the usual and ordinary course of business or as disclosed in EXHIBIT 4.7-A and
      EXHIBIT 4.7-B.

      (d) The Company and/or its Subsidiaries are not a party to any employment contract with any officer, director, or stockholder, or to any lease, agreement or other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan, except as disclosed in EXHIBIT 4.7-A and EXHIBIT 4.7-B.

      4.8 PATENTS, TRADEMARKS, ETC. All of the officers, directors, principals and the affiliates of the Company have assigned and transferred all of their Patents, as defined below, to the Company. The Company and/or its Subsidiaries own or possess, without any adverse claims with respect thereto, and without known conflict with the rights of

Investment Agreement
Page 28

others, except as disclosed in EXHIBIT 4.8, the rights to the patents, trademarks, service marks, trade names, copyrights and licenses listed in
EXHIBIT 4.8 hereto and the same constitute all of the patents, trademarks, service marks, service names, copyrights, and licenses necessary or used in the conduct of the business of the Company (collectively the "PATENTS"). The Company protects all technical, trade secret and confidential information developed by and belonging to the Company and/or its Subsidiaries, which has not been patented, by maintenance of secrecy relating thereto, and the Company and/or its Subsidiaries will continue to seek to protect all such information, technology and intellectual property by maintenance of secrecy related thereto.

      4.9 TAXES. Except as set forth on EXHIBIT 4.9, the Company and each of the Subsidiaries has filed all applicable federal, state, county and local tax and franchise returns and reports required to be filed by it and has paid (or, as to taxes not currently due and payable, has made adequate provision in accordance with generally accepted accounting principles for the payment of) all income and other taxes, assessments, franchise fees and other governmental charges required by law (including, without limitation, withholding, social security, payroll and similar taxes) and all interest and penalties, if any, thereon and all federal, state, local and other taxes accruable since the filing of such returns have been properly accrued. Except as set forth on Exhibit 4.9, no adverse proceedings or other actions are pending or have been taken for the assessment or collection of additional taxes of any kind from the Company and/or its Subsidiaries for any period, and to the Company's knowledge, no investigation by the Internal Revenue Service or any taxing authority affecting the Company and/or its Subsidiaries is now pending. Except as set forth on Exhibit 4.9, all taxes that the Company and/or its Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment.

      4.10 APPROVALS. Except for claiming an exemption from section 5 of the Securities Act of 1993 by filing a Form D or otherwise, and by claiming an exemption from registration from applicable state Blue Sky laws by filing a Form D and a consent to service of process with the Connecticut Department of Banking, no authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Company of, or the performance or satisfaction of any agreement of the Company contained in or contemplated by, this Agreement.

Investment Agreement
Page 29


      4.11 LITIGATION. Except as set forth in EXHIBIT 4.11, the Company and its Subsidiaries are not a defendant, nor are they a plaintiff against whom a counter-claim has been asserted in any actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations seeking $10,000 or more in damages, or any equitable relief, pending or, to the best of the Company's knowledge, threatened against, relating to or affecting the Company or any of the Subsidiaries, or their respective business, operations or assets, not covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other governmental department, agency or instrumentality, nor to the best of its knowledge is there any basis therefor. Except as set forth in Exhibit 4.11, the Company and the Subsidiaries are not bound or adversely affected by or in default with respect to any judgment, order, writ, injunction or decree of any court or of any governmental department, agency or instrumentality.

      4.12 SCHEDULE OF DOCUMENTS. The schedule of contracts including a summary in tabular form of all material terms attached hereto as EXHIBIT 4.12 lists any and all material (material for purposes of this paragraph only shall mean $25,000) contracts or other material commitments or obligations relating to the Company and its Subsidiaries, (a) to which a Principal Shareholder and/or officer or director of the Company or any Subsidiary is a party, (b) all leases of real and/or personal property, (c) union collective bargaining, employment, management and consulting agreements to which the Company or any Subsidiary is a

Investment Agreement
Page 30


party, (d) compensation plans, bonus plans, deferred compensation arrangements, pension and retirement plans, profit sharing plans, stock purchase and stock option plans, (e) loan agreements and notes, (f) options to purchase property,
(g) stockholder agreements, and (h) all other material contracts or commitments to which the Company is a party. Except as listed on EXHIBIT 4.12,, neither the Company nor any of its Subsidiaries are a party to or bound by any material contract or commitment (or group of related contracts or commitments), other than contracts, or agreements in the ordinary course of business; nor is the Company nor any of its Subsidiaries bound by any charter, contractual or other corporate restriction that materially and adversely affect or could affect its business, financial condition or prospects, or which restricts its right or ability to operate its business as conducted or proposed to be conducted. On or prior to the date hereof, the Company has delivered to the Pioneer Partnership or a representative thereof, a true and correct copy or a summary of each of the documents listed in EXHIBIT 4.12.

      4.13 NO DEFAULTS. The Company and the Subsidiaries are not in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under, or give any other person the right to terminate, as the case may be, any indenture, mortgage, security, loan, lease or other material agreement to which the Company or any of the Subsidiaries is a party or by which it is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person.

      4.14 LACK OF FELONIES. Except as disclosed in the proxy statement dated January 14, 1998, as filed with the SEC, neither the Company nor its Subsidiaries nor any of their respective principals, directors, or executive officers have been convicted of or pled guilty to any felony under the laws of the United States or any state thereof. No criminal arrests, proceedings or actions are pending, nor have any been threatened in the last thirty-six (36) months against any of such persons.

Investment Agreement
Page 31


      4.15 NO JUDGMENTS. There are no judgments, decrees, binding decisions outstanding against the Company or any of its Subsidiaries which were issued in any legal proceeding of any kind by any court, arbitrator, panel, or other governing or determining authority.

      4.16 INSURANCE. The Company and its Subsidiaries are covered by policies of general liability insurance with coverage of at least $2,000,000, and workers' compensation insurance and extended coverage on its property. There does not exist, nor has there been, any lapse in the coverage under such insurance policies. Such policies are carried by a reputable and financially stable insurance company and are sufficient to cover risks as are customarily insured against by similar businesses. The Company represents it has adequate insurance to replace a substantial amount of its assets.

      4.17 NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Pioneer Partnership by the Company, without the intervention of any broker, finder, investment banker (except the Pioneer Ventures Corp.), or other third party, and except for Greater Metropolitan who shall receive $200,000 payable by the Company as a finder's fee. The Company has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

      4.18 LOANS AND LIENS. Attached hereto as EXHIBIT 4.18 is a complete and accurate list of all secured and unsecured loans to which the Company or any of its Subsidiaries is a party as a borrower, debtor, guarantor or as a party obligated thereunder and all other financial obligations or judgments to which they are subject. Such schedule sets forth in tabular form the identity of the borrower, lender, any guarantors, the original principal amount, the principal amount due at a current date within 30 days hereof, the current standing of such obligation, the due date, the interest rate, the amount of interest due with in a recent date, and a summary of any material provisions not requested herein.

Investment Agreement
Page 32


      4.19 SOLVENCY. The Company has not admitted in writing an inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or of the United States or any other jurisdiction.

      4.20 REGISTRATION RIGHTS. Except as provided for herein, the Company is not a party to any agreement or commitment that obligates the Company to register under the Securities Act of 1933, as amended (the "1933 ACT"), any of the Company's presently outstanding securities or any of the Company's securities that may hereafter be issued.

      4.21 COMPLIANCE WITH SECURITIES LAWS. Assuming the accuracy of the representations contained in ss.5.5 hereof, the offer, grant, sale, and/or issuance of the Shares shall not be in violation of the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") any state securities or "blue sky" laws, or the Company's organization documents such as the certificate of incorporation or bylaws, when offered, sold and issued in accordance with this Agreement.

      4.22 TRANSFER RESTRICTIONS. There are no restrictions on the transfer of capital stock of the Company imposed by its certificate of incorporation, bylaws, other organization documents, any agreement to which the Company is a party (other than those agreements expressly contemplated by this Agreement), any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws.

Investment Agreement
Page 33


      4.23 RELATED PARTY TRANSACTIONS. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or other "affiliates" (as defined in Rule 405 promulgated under the 1933 Act) which involve transactions exceeding $5,000, EXCEPT as outlined on EXHIBIT 4.23.

      4.24 MISCELLANEOUS. Except as set forth in EXHIBIT 4.12, EXHIBIT 4.7-A or
EXHIBIT 4.7-B or the Financial Statements or notes thereto, (a) the Company is not a party to or bound by any distribution, sales agency, franchise or similar agreement or understanding that relates to the sale or distribution of its products and services, (b) the Company does not have a sole-source supplier of significant goods and services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are neither pending, nor threatened, any labor negotiations involving or affecting the Company, and no organizing activities involving union representation exists in respect of any of its employees, (d) except in the ordinary course of business the Company is not bound by any warranties relating to its products or services, and (e) there has been no assertion of any breach of product or service warranties that could have a material adverse affect on the business, financial condition or prospects of the Company. Neither the Company nor any of its employees, consultants, officers or directors is prohibited from engaging in any business activity that is currently carried on or contemplated by the Company, by reason of any restrictive covenant or agreement, including but not limited to, a covenant not-to-compete.

      4.25 ADDITIONAL REPRESENTATIONS. The Company represents and warrants that:

      (a) The investment to be consummated by the Pioneer Partnership in the Company is NOT opposed by its board of directors;

      (b) The Company is NOT engaged as a business in real estate investments, and is not a real estate operating company;

      (c) The Company is NOT undergoing a bankruptcy liquidation;

      (d) The securities to be issued upon consummation of the Investment are either exercisable for, or convertible into, equity securities at a pre-determined exercise price or conversion ratio;

Investment Agreement
Page 34

      (e) The Company is NOT offering as an investment or otherwise any uncovered options, or any transaction in which securities are sold short in an uncovered transaction or which would be in violation of Section 16(c) of the Exchange Act as amended, PROVIDED, HOWEVER, that nothing in this subsection (e) shall prevent the Pioneer Partnership from acquiring options or warrants exercisable for, or other securities convertible into, equity securities or assets at a pre-determined exercise price or conversion ratio;

      (f) The Company and its subsidiaries are NOT domiciled in any country that is, at the time of the closing of the Investment and will ensure that, at the time of the conversion or partial conversion of any of the securities, a participant in an international boycott illegal under United States law or opposed by the United States government;

      (g) The Company is NOT an investment company registered or required to be registered under the Investment Company Act of 1940, as amended;

      (h) The Company conducts NO operations in Northern Ireland and will ensure that at the time of the conversion or partial conversion of any of the Debentures that it conducts NO operations in Northern Ireland unless the Company complies with the McBride principles to the satisfaction of the Pioneer Partnership. The McBride principles consist of, but are not limited to, the following:

      1) increasing the representation of individuals from under-represented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs;

      2) providing adequate security for the protection of minority employees at the workplace and while traveling to and from work;

      3) banning provocative religious or political emblems from the workplace;

      4) publicly advertising all job openings and making special recruitment efforts to attract applicants from under-represented religious groups;

      5) layoff, recall and termination procedures which do not in practice favor particular religious groupings;

      6) abolishing job reservations; apprenticeship restrictions and differential employment criteria, which discriminate on the basis of religion or ethnic origin;

Investment Agreement
Page 35


      7) developing training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of minority employees;

      8) establishing procedures to assess, identify and actively recruit minority employees with potential for further advancement; and

      9) appointing a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

      For purposes of this ss.4.25, a corporation will be considered to be "conducting operations in Northern Ireland" if it has facilities and employees in Northern Ireland, either directly or through one or more subsidiaries; and

      (i) The Company is NOT and shall NOT be engaged in any form of business in Iran which could be considered contrary to the foreign policy or national interests of the United States.

      (j) The Company, if it is an entity organized outside of the United States, covenants that it shall obtain, on or before closing, a written opinion of counsel, which counsel and opinion letter shall be acceptable to the Pioneer Partnership and its Investor Committee, to the effect that as a result of the investment in the Company by the Pioneer Partnership neither the limited partners, the general partner nor the Pioneer Partnership will be liable, either directly or indirectly, for any claim, obligation, or liability of the Company; and

      (k) The Company covenants it shall obtain a cold comfort written opinion of counsel, which counsel and opinion letter shall be acceptable to the Pioneer Partnership, to confirm the representations within this ss.4.25 and the legality thereof.

      4.26 USE OF PROCEEDS. The Company represents it shall use and apply the proceeds from the stock purchase through the First and Second Closings only for such purposes as set forth in Section 1.12 hereof.

      4.27 INDUSTRY SPECIFIC REGULATIONS. The Company and the Subsidiaries and their operations do not violate any state or federal laws or regulations with respect to the U.S. Environmental Protection Agency, OSHA, or the U.S. Food and Drug Administration; or their state corollary agencies, or any other laws or regulations to which the Company or its Subsidiaries are subject. No notices of deficiency or notices of any kind which may inhibit the operations of the Company or its Subsidiaries has been received from the U.S. Environmental Protection Agency, OSHA, or the U.S. Food and Drug Administration, or their state corollary agencies, or any other governmental agency or authority.

Investment Agreement
Page 36


      4.28 WAGES AND SALARY. As of the Closing Date the level of wages, salaries and fees payable to the officers and directors of the Company is set forth in
EXHIBIT 4.28 hereto.

      4.29 ERISA. The Company and all of its employee plans are in full compliance with ERISA and no ERISA plan of the Company is in default.

      4.30 CORE SHETH LETTER OF CREDIT. The Core Sheth Families provided a $1.5 million letter of credit for the Company in May 1998. The letter of credit is in good standing and may not be withdrawn without the written approval of the BNY Financial Corporation. The Core Sheth Families and their principals or affiliates received no compensation, directly or indirectly, as a result of entering into the letter of credit arrangement and/or supplying collateral thereunder.

      4.31 PROTEST IRS CLAIM FOR DISALLOWANCE. The facts as stated in the June 26, 1998 letter from Coopers & Lybrand addressed to Mr. Edward C. Hernandez of the Internal Revenue Service ("IRS") office in San Antonio, Texas protesting the disallowance of certain deductions for taxable years ending August 31, 1990 through 1995, are true, accurate and correct. The shares alleged by the IRS to have been purchased at artificially inflated prices were NOT sold to the plaintiffs in the Stockholder Class Action Lawsuit by the Company; the sales actually occurred between buyers and sellers in the open marketplace, and not between the Company and the plaintiffs. The entire settlement was paid by the Company because the Company was bound to indemnify and hold the officers and directors as there was joint and several liability. The Company intends to vigorously defend this entire matter.

Investment Agreement
Page 37


      4.32 NO RESTRICTIONS ON DIVIDENDS. There are no restrictions on the payment of dividends if paid in the form of stock of the Company.

      4.33 COMPLETE DISCLOSURE. No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Pioneer Partnership, including any and all documents filed with the Commission within the past 12 months, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the closing date any untrue statement of a material fact or has omitted, omits or will omit at the closing date a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, the Company is current in all filings required under the Exchange Act.

      ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PIONEER PARTNERSHIP

      The Pioneer Partnership represents and warrants as follows:

      5.1 ORGANIZATION. The Pioneer Partnership is a limited partnership duly organized and validly existing under the laws of the State of Connecticut.

      5.2 NO BREACH. The execution and delivery of this Agreement by the Pioneer Partnership and the consummation of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, or award against, or binding upon, the Pioneer Partnership or upon its properties or assets.

Investment Agreement
Page 38

      5.3 AUTHORITY FOR AND BINDING NATURE OF AGREEMENT. This Agreement and the documents delivered pursuant hereto have been duly executed and delivered by the Pioneer Partnership are valid and binding upon it in accordance with its terms.

      5.4 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Company by the Pioneer Partnership without the intervention of any broker, finder, investment banker (except Pioneer Ventures Corp.), or other third party, and except for Greater Metropolitan who shall receive $200,000 payable by the Company as a finder's fee. The Pioneer Partnership has not engaged, consented to, or authorized any broker, finder, investment banker (except Pioneer Ventures Corp.), or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

      5.5 SECURITIES LAWS MATTERS.

      (a) The Pioneer Partnership recognizes and understands that the Preferred and Common Stock into which the Preferred Stock is convertible to be issued to the Pioneer Partnership pursuant to this Agreement (collectively, the "SECURITIES") will not be registered under the 1933 Act, or under the securities laws of any state (the "SECURITIES LAWS"). The securities are not being so registered in reliance upon exemptions from the 1933 Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Pioneer Partnership contained herein.

      (b) The Pioneer Partnership represents and warrants that (i) Pioneer Partnership has business knowledge and experience, such experience being based on actual participation therein, (ii) Pioneer Partnership is capable of evaluating the merits and risks of an investment in the securities and the suitability thereof as an investment therefor, (iii) the securities to be acquired by the Pioneer Partnership in connection with this Agreement will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Company and its subsidiaries or as to the value of the securities and (vi) Pioneer Partnership is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act. The Pioneer Partnership understands that none of the Company or its subsidiaries or affiliates is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities EXCEPT as expressly set forth in ARTICLE II hereof.

Investment Agreement
Page 39


      (c) The Pioneer Partnership has consulted with Pioneer Partnership's own counsel in regard to the securities laws and is fully aware (i) of the circumstances under which the Pioneer Partnership is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. The Pioneer Partnership has been advised by Pioneer Partnership's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the 1933 Act and has been advised of the applicable limitations thereof. The Pioneer Partnership acknowledges that the Company is relying upon the truth and accuracy of the representations and warranties in this SECTION 5.5 by the Pioneer Partnership in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

      (d) The Pioneer Partnership has been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of stockholders of the Company held on February 12, 1998 and (ii) copies of the Company's Annual Report on Form 10-K for the year ended August 30, 1997, and Quarterly Reports on Form 10-Q for the quarters ended November 29, 1997, February 28, 1998 and May 30, 1998 filed with the Commission under the Exchange Act (collectively, the "SEC REPORTS"). The Pioneer Partnership has been furnished with the complete financial statements of the Company for the fiscal years ended August 30, 1997, August 31, 1996 and 1995, and the quarters ended November 29, 1997, February 28, 1998 and May 30, 1998, respectively. The Pioneer Partnership has been furnished with a summary description of the terms of the securities and the Company has made available to the Pioneer Partnership the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Pioneer Partnership as set forth herein or for the purpose of considering the transactions contemplated hereby. The Company has offered to make available to the Pioneer Partnership upon request at any time all exhibits filed by the Company with the Commission as part of any of the reports filed therewith.

Investment Agreement
Page 40


      (e) The Pioneer Partnership agrees that the certificates representing the securities to be acquired pursuant to this Agreement will be imprinted with the following legend, the terms of which are specifically agreed to:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Investment Agreement
Page 41


The Pioneer Partnership understands and agrees that appropriate stop transfer notations will be placed in the records of the Company and with its transfer agent in respect of the securities which are to be issued to the Pioneer Partnership.

      5.6 ADDITIONAL MATTERS. The Pioneer Partnership agrees that neither the Pioneer Partnership nor any other holder of any shares of Series C Preferred Stock shall convert or sell any shares of the Common Stock or otherwise engage in short-selling efforts during the 90 days prior to the First Closing Date.

                              ARTICLE VI. COVENANTS

      The Company hereby warranties and covenants that:

      6.1 FINANCIAL. Since December 31, 1997 except as contemplated or disclosed in this Agreement, the Company shall not have (i) paid or declared any dividends on, or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Certificate of Incorporation or in any amendment thereto or in its bylaws, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible or entered into any other transactions, except for the sale of Tristar do Brasil and otherwise in the usual and ordinary course of business, or (vi) made any advance to any stockholder, officer or director of the Company or to any other person, firm, or corporation other than in the ordinary course of business or any loan to such persons except as summarized on EXHIBIT 4.12 hereof, or (vii) except for a new employment agreement with Robert Viola and/or an amendment to Richard Howard's employment agreement, made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in EXHIBIT 2.10 hereof.

Investment Agreement
Page 42


      6.2 ACCESS. For so long as either the Pioneer Partnership or its limited partners own 10,000 shares or more of the Company's Common Stock directly or through the possible conversion of its Preferred Stock all on a fully diluted basis, the Company shall afford, at its sole cost and expense, to the officers, attorneys, accountants and other authorized representatives of the Pioneer Partnership and/or its limited partners free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel, accountants, attorneys, and properties of the Company so that the Pioneer Partnership may have full opportunity to make such review, examination and investigation as it may desire of its respective business and affairs. The Company will cause its employees, accountants, and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Pioneer Partnership of all material facts affecting its financial condition and business operation. Nothing herein shall limit the rights of the Pioneer Partnership which are available under or granted by applicable statutes with respect to access, review, examination and investigations. Interference with said rights or delay in accommodating such rights by the Company shall be an event of Default of the terms of the Preferred Stock.

      6.3 BOOKS OF RECORD AND ACCOUNT. The Company shall maintain at all times proper books of record and account in accordance with generally accepted accounting principles ("GAAP"), consistently applied. For so long as either the Pioneer Partnership or its limited partners own 10,000 shares or more of the Company's Common Stock directly or through the possible conversion of its Preferred Stock all on a fully diluted basis, it will permit any of the Pioneer Partnership's officers or any of their authorized representatives or accountants to visit, upon reasonable notice, and inspect offices and properties, examine its books of account and other records, and discuss its affairs, finances and accounts with its appropriate officers, accountants and auditors, all at such reasonable times and reasonable frequency as the Pioneer Partnership may request. In addition, the Pioneer Partnership shall be provided with copies of quarterly, within 45 days of the end of each fiscal quarter, and annual, within 90 days of the end of each fiscal year, financial statements consisting of balance sheets, statements of operations, statements of cash flows, statements of changes in stockholders equity and notes thereto all prepared in accordance with GAAP. The annual financial statements shall be audited in accordance with GAAP by an accounting firm acceptable to the Pioneer Partnership. Interference with said rights or delay in accommodating such rights by the Company shall be an event of Default of the terms of the Preferred Stock. No limitation in either ss.6.3 or ss.6.2 shall constitute a waiver of any rights granted under any applicable statute.

Investment Agreement
Page 43


      6.4 MEMBERSHIP ON BOARD. The Company's bylaws shall provide for a maximum of a nine (9) person Board of Directors. Promptly upon the Closing Date and for so long as the Pioneer Partnership owns any Common Stock or Preferred Stock, the Principal Shareholders shall cause one (1) designee from the Pioneer Partnership to be nominated and elected to serve as directors of the Company. The nominee of the Pioneer Partnership shall be reasonably acceptable to the board of directors of the Company to serve as a director. Grounds for rejecting such nominee shall be any matter of record of the nominee which would cause the Company to be in violation of any order issued by the Commission or such nominee is disqualified as a result of Rule 262(b) promulgated under the 1933 Act; provided, however, no such nominee shall be an affiliate of any competitor of the Company. Except as provided for herein, additional membership on the Board shall require majority approval of the remaining members of the Board of Directors or election at a meeting of shareholders. At the next meeting of the Board of Directors, a Compensation Committee of the Board shall be established. The Compensation Committee shall consist of three directors; a designee of the Pioneer Partnership, a designee of the Principal Stockholders, and one other person selected by the Board. The Compensation Committee shall be maintained to consider and recommend to the Board of Directors matters concerning the compensation of executives and employee awards of stock options and other incentive compensation.

Investment Agreement
Page 44


      6.5 STOCK OPTION PLAN. The Company may retain its current stock option, bonus or stock incentive plan(s), or cancel such plan(s) and adopt a new stock incentive plan in order to have the ability to incentivize its key employees, future employees and others. The aggregate stock incentive pool shall consist of that number of shares of the Common Stock of the Company which, without the prior written consent of the Pioneer Partnership, shall not exceed thirteen and fifty-two one hundredths of one percent (13.52%) the Common Stock of the Company immediately following the investment herein. No person beneficially owning five hundred thousand (500,000) shares or more of the Company's stock shall be eligible to participate in such plans.

      6.6 RULE 144 COMPLIANCE. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the shares to the public without registration, at all times after ninety
(90) days after any registration statement covering a public offering of securities of the Company under the 1933 Act shall have become effective, or at all times after the Company has a class of Securities registered under the Exchange Act, the Company agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act; (ii) use its best efforts to file with the Commission (as hereinafter defined) in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act of 1934; (iii) furnish to each holder of Registrable Securities forthwith upon request, a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration; and (iv) use the Company's best efforts to satisfy the requirements of all such rules and regulations (including the requirements for current public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date after its first registered public offering.

Investment Agreement
Page 45


      6.7 UNDERTAKING TO REGISTER ITS SECURITIES. Not applicable.

      6.8 UNDERTAKING TO FILE 34 ACT FILINGS AND TO BE LISTED ON NASDAQ. (A) The Company undertakes to continue filing its proxy statement, its annual reports on Form 10-K and its quarterly reports on Form 10-Q, or on such other appropriate forms, with the SEC for so long as the Pioneer Partnership holds a five (5%) percent or greater equity interest in the Company. (B) The Company undertakes to use its best efforts to maintain its present listing on the NASDAQ Small Cap market for so long as the Pioneer Partnership holds any Preferred Stock, or Common Stock obtained through conversion of the Preferred Stock. Once the Company qualifies for a period of six (6) consecutive months subsequent to the date of the First Closing, the Company undertakes to apply to be listed on the NASDAQ National Market System, the American Stock Exchange or such other national stock exchange. The Company shall take all reasonable action to maintain such listing after it is so approved and listed.

      6.9 DIVIDEND RESTRICTION WAIVER. The Company shall obtain prior to the First Closing a signed original waiver (addressed to the Company) from each of its lenders, including BNY Financial Corporation, certifying and agreeing either that (a) there are no restrictions on the declaration and payment of dividends on the Series C Preferred Stock, or (b) the declaration and payment of any and all cash dividends on the Series C Preferred Stock are permitted in accordance with its terms and no such declaration or payment shall constitute an event of default so long as the Company is in compliance with all other provisions (including without limitation the financial covenants) of the loan agreement between the Company and BNY Financial Corporation. It is expressly understood and represented by the Company that there are no restrictions on the payment of dividends if paid in the form of stock of the Company.

      6.10 CORE SHETH LETTER OF CREDIT. The Company shall obtain prior to the First Closing a written warranty and covenant (addressed to it and to the Pioneer Partnership) of the Core Sheth Families that the May 1998 letter of credit delivered to the BNY Financial Corporation and the collateral in support thereof shall be renewed by the Core Sheth Families as may be necessary to support the present lending relationship with the BNY Financial Corporation.

Investment Agreement
Page 46


      6.11 SIGNING OBLIGATIONS. The Company covenants that it shall require that: (a) all checks, notes, drafts, wire fund transfers, withdrawals of funds, or other obligations or money transfers in excess of $20,000 shall be manually signed by at least two (2) officers, directors and/or authorized employees; and
(b) unless otherwise pre-approved by the board of directors with respect to such specific instrument or agreement, all agreements, notes, indentures, instruments or other documents incurring obligations, liability, responsibility or agreements on the part of the Company valued in excess of $20,000 shall be manually signed by at least two (2) officers, directors and/or authorized employees. A breach of these covenants shall constitute a default under the Preferred Stock.

      6.12 NO COST LICENSES. Unless such patents or trademarks are owned by the Company, the Company shall obtain prior to the First Closing no-cost licenses for commercial use of all of the patents and trademarks listed in EXHIBIT 4.8 from each and every patent or trademark owner. Such agreement shall provide that all future patents and trademarks of such owners shall similarly be subject to such no-cost license agreement.

      6.13 SEC FILINGS. The Company shall pay all legal fees and filing expenses of all filings made with the Commission on behalf of the director(s) nominated by the Pioneer Partnership pursuant to ss.1.10 and/or ss.6.4 hereof. Such filings shall include but not be limited to those maDE under Sections 13 and 16 of the Exchange Act.

      6.14 BLUE SKY. The Company shall file a form D and a consent to service of process with the Connecticut Department of Banking.

Investment Agreement
Page 47


      6.15 NO BREACH. The Company will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of each Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by each Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the Pioneer Partnership of any event or fact which represents, or is likely to cause such a breach or default.

             ARTICLE VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                        THE PIONEER PARTNERSHIP TO CLOSE

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PIONEER PARTNERSHIP TO CLOSE. The obligation of the Pioneer Partnership to enter into and complete each Closing is subject to the fulfillment, prior to or on each Closing Date, of each of the following conditions, any one or more of which may be waived by the Pioneer Partnership (except when the fulfillment of such condition is a requirement of law), as well as the satisfactory completion (in the sole opinion of the Pioneer Partnership) of (i) an audit or review of the books, records and accounts of the Company, and (ii) legal and other due diligence.

      7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at each Closing Date, as if made at each Closing and as of each Closing Date.

      7.2 COVENANTS. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at each Closing.

Investment Agreement
Page 48


      7.3 NO ACTIONS. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect (i) the right of the Pioneer Partnership to own the Company's Stock, or (ii) the Company to operate or control the assets, properties and business of the Company after each Closing Date, or which might have a materially adverse effect thereon.

      7.4 CONSENTS, LICENSES AND PERMITS. The Company shall have obtained all consents, licenses and permits of third parties necessary for the performance of its obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of the Company from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of the Company, or (ii) any material indebtedness of the Company from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provision of this Agreement to the contrary notwithstanding.

      7.5 CERTIFICATE. The Pioneer Partnership shall have received a certificate in the form satisfactory to its counsel, dated each Closing Date, signed by an authorized representative of the Company, confirming the substance and effect of the representations and warranties set forth in Article IV hereto, and as to the satisfaction of the conditions contained in sections 7.1 and 7.2.

      7.6 LEGAL OPINION. (A) The Pioneer Partnership shall have received the written opinion of the Company's Counsel, dated each Closing Date, in form and substance satisfactory to the Pioneer Partnership and its counsel, confirming the substance and effect of certain of the representations and warranties set forth in Article II hereto, that this Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, and as to such other matters as the Pioneer Partnership may request.

Investment Agreement
Page 49


      (B) The Pioneer Partnership shall have received the written opinion of counsel to the Principal Shareholders, dated each Closing Date, in form and substance satisfactory to the Pioneer Partnership and its counsel, confirming the substance and effect of the representations and warranties set forth in the Voting and Shareholders Agreement, and any modification, supplements or subsequent agreements thereto confirming that such agreement is the valid and binding obligation of the Principal Shareholders, enforceable in accordance with its terms, and as to such other matters as the Pioneer Partnership may request.

      7.7 NO MATERIAL ADVERSE CHANGE. There shall have been no materially adverse change at each Closing Date in the business, assets, and properties, financial status or prospects of the Company from December 31, 1997, except as disclosed in EXHIBIT 7.7 hereof.

      7.8 AGREEMENTS WITH PRINCIPALS. The Company shall have received and delivered to the Pioneer Partnership the Voting and Shareholder Agreement referred to in Section 1.10(a).

      7.9 KEY PERSON INSURANCE. The Company shall have applied for Key-Person term life insurance, from a licensed and reputable insurance company in the minimum face amount of $5,000,000 each, insuring the lives of the president, Richard Howard, CEO, Viren Sheth, CFO, Robert Viola. The Company shall be the designated beneficiary and the Pioneer Partnership shall be the designated loss payee. Renewal of the policies after the first year term shall be at the discretion of the Company's Board of Directors.

      7.10 PATENTS. All of the officers, directors, principals and the affiliates of the Company shall have assigned and transferred all of the Patents to the Company or provided to the Company for a no-cost license in form and of substance approved by the Pioneer Partnership.

Investment Agreement
Page 50


      7.11 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to form and substance by the Pioneer Partnership's counsel, which approval shall not be unreasonably withheld or delayed.

      7.12 CONSENTS, LICENSES AND PERMITS. The Company, shall have obtained all consents, licenses and permits of third parties necessary for the performance of its obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of the Company from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of the Company or (ii) any material indebtedness of the Company from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provision of this Agreement to the contrary notwithstanding.

      7.13 ADDITIONAL DOCUMENTS. The Company shall have delivered all such other certificates and documents as the Pioneer Partnership or their counsel may have reasonably requested.

            ARTICLE VIII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                              THE COMPANY TO CLOSE

      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO CLOSE. The obligation of the Company to enter into and complete each Closing is subject to the fulfillment, prior to or on each Closing Date, of each of the following conditions, any one or more of which may be waived by the Company (except when the fulfillment of such condition is a requirement of law).

      8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Pioneer Partnership contained in this Agreement and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at each Closing Date, as if made at each Closing and as of each Closing Date.

Investment Agreement
Page 51

      8.2 COVENANTS. The Pioneer Partnership shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at each Closing.

      8.3 NO ACTIONS. No action, suit, proceeding, or investigation shall have been instituted, and be continuing before a court or before a governmental body or agency, or have been threatened and be unresolved, to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

      8.4 ADDITIONAL DOCUMENTS. The Pioneer Partnership shall have delivered all such other certificates and documents as the Company or its counsel may have reasonably requested.

      8.5 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by Company's counsel, which approval shall not be unreasonably withheld or delayed.

Investment Agreement
Page 52

                               ARTICLE IX. CLOSING

      9.1 LOCATION. Each Closing shall occur the offices of the Pioneer Partnership or at such place and upon such date as the Company and the Pioneer Partnership mutually agree.

      9.2 ITEMS TO BE DELIVERED BY THE COMPANY. At the First Closing, the Company will deliver or cause to be delivered to the Pioneer Partnership:

      (a)    duly executed Investment Agreement;

      (b)    duly executed Voting and Shareholders Agreement;

      (c)    duly executed resolutions;

      (d)    duly executed and recorded Certificate of Designation;

      (e) validly issued original certificates representing the Preferred Stock in accordance with Article I hereof.

      (f)    the certificates required by section 7.5 hereof;

      (g) the opinion of the Company's counsel, as required by section 7.6 hereof;

      (h)    the agreements required by section 7.8 and 7.11 hereof;

      (i) the insurance binder and paid receipt required by section 7.9 hereof;

Investment Agreement
Page 53

      (j) Separate checks for $75,000 and $5,000 payable to Ventures Management Partners LLC (the General Partner of the Pioneer Partnership) as required by sections 11.1, 11.2, and 11.4 hereof;

      (k) a check for $15,000 payable to Kenneth B. Lerman, Esquire as required by section 11.3 hereof;

      (l) such other certified resolutions, exhibits, instruments, documents and certificates as are required to be delivered by the Company pursuant to the provisions of this Agreement and pursuant to the checklists presented by the Pioneer Partnership or its counsel.

      9.3 ITEMS TO BE DELIVERED BY THE PIONEER PARTNERSHIP. At the First Closing, the Pioneer Partnership will deliver or cause to be delivered to the
Company:

      (a) a check or checks or evidence of wire transfer in the aggregate amount of four million six hundred ninety-nine thousand nine hundred eighty ($4,699,980) dollars, as specified in Article I hereof; and

      9.4 ITEMS TO BE DELIVERED BY THE COMPANY AT SUBSEQUENT CLOSINGS.
      At each Subsequent Closing the Company shall deliver or cause to deliver such documents, certificates, funds, or such other items as required to be delivered by the Company pursuant to the provisions of this Agreement and as reasonably requested by the Pioneer Partnership. Requests for materials or updates to materials previously submitted shall be deemed a reasonable request; in addition, previously unrequested materials may be so requested by the Pioneer Partnership as it deems necessary in its business judgment in order to complete its investment in the Company.

Investment Agreement
Page 54


      9.5 ITEMS TO BE DELIVERED BY THE PIONEER PARTNERSHIP AT SUBSEQUENT CLOSINGS. At each Subsequent Closing, the Pioneer Partnership will deliver or cause to be delivered to the Company:

      (a) a check or checks or evidence of wire transfer in an amount equal to the product of (i) the number of shares of Preferred Stock to be purchased by the Pioneer Partnership at such Subsequent Closing TIMES (ii) $60.00, subject to the provisions of ss.1.2 and ss.1.7; PROVIDED, HOWEVER, the aggregate of all such amounts from aLL Subsequent Closings shall not exceed the amount of one million three hundred thousand twenty ($1,300,020) dollars, as specified in Article I hereof; and

      (b) such other certified resolutions, documents and certificates as are required to be delivered by the Pioneer Partnership pursuant to the provisions of this Agreement.

          ARTICLE X. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; FEES

      10.1 SURVIVAL. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of six (6) years.

      10.2 INDEMNIFICATION. The Company agrees to save, defend and indemnify the Pioneer Partnership and its limited and general partners and their respective officers, directors, managing members and the agents, as well as the attorneys, accountants, or other representatives of such parties (jointly or severally "INDEMNIFIED PARTIES") against, and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees, expert witness fees, and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of a material breach (a "material breach" shall be any breach with a potential liability in excess of $5,000 as estimated by the Pioneer Partnership) of any of the representations and warranties contained herein and/or any transaction or event commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in EXHIBIT 4.7-A,
EXHIBIT 4.7-B, and the accounts payable listing dated June 16, 1998 attached thereto, this Agreement or the several exhibits hereto, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in the Balance Sheet.

Investment Agreement
Page 55


      10.3 DEFENSE OF CLAIMS. The Pioneer Partnership agrees to notify the Company with reasonable promptness of any claim asserted against them in respect of which the Company may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The Company shall have the right to defend any such claim(s) at its own expense and with counsel of its choice; provided that the Pioneer Partnership may participate in such defense, if it so chooses, with its own counsel and at its expense. The Company agrees that if any of the representations and warranties made by it in this Agreement shall be finally determined not to have been true, correct or complete when made, then the Company shall pay to the Pioneer Partnership at the time of such final determination an amount sufficient to indemnify the Pioneer Partnership and the other indemnified parties hereto to the full extent of its losses and expenses sustained by reason thereof, including attorneys, accountants, expert witnesses, and other professional fees and expenses.

      10.4 RIGHTS WITHOUT PREJUDICE. The rights of the Pioneer Partnership under this Article are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law.

                                ARTICLE XI. FEES

      11.1 INVESTMENT BANKING FEES. The Company shall pay an investment banking fee of $85,000 to the General Partner of the Limited Partnership (Ventures Management Partners LLC) concurrently with its execution and delivery of the this Agreement. The General Partner of the Pioneer Partnership hereby acknowledges receipt from the Company of a check in the amount of $10,000 in payment of the commitment fee and expenses set forth in this Section 11.1.

Investment Agreement
Page 56


      11.2 EXPENSES. The Company shall promptly pay and reimburse the General Partner of the Pioneer Partnership a non-accountable expense allowance of $5,000 for its out-of-pocket expenses incurred in connection with visits to the Company's facilities and other costs and expenses in connection with its due diligence investigation of the Company.

      11.3 LEGAL FEES. The Company shall pay at the First Closing the attorneys fees and out-of-pocket expenses of counsel for the Pioneer Partnership in connection with the transactions contemplated hereby; such attorneys fees and out-of-pocket expenses shall equal $25,000. It is acknowledged that $10,000 has been paid prior to Closing. In addition, the Company shall pay its own counsel's fees and all of the expenses of the closing, including all search fees, filing fees, governmental certification fees, third party investigation or other due diligence fees for reports, filings or certifications requested by the Pioneer Partnership to effect the closing.

      11.4 ACCOUNTING FEES. Not applicable.

      11.4 BREAK-UP FEE. At any time prior to the funding of the investment, the Company may terminate this Agreement by written notice without any obligation or liability other than to forfeit the pre-payment of $10,000 paid as a commitment fee to the General Partner of the Pioneer Partnership as then recharacterized as the non-refundable Break-up fee and the legal fee paid.

                       ARTICLE XII. TERMINATION AND WAIVER

Investment Agreement
Page 57

      12.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

      (a) by mutual consent of the Pioneer Partnership and the Company;

      (b) by the Pioneer Partnership if any of the conditions set forth in
      Article VII and Sections 1.12 and 1.13 hereof, in its sole opinion, shall not have been fulfilled on or prior to closing, or shall become incapable of fulfillment, and shall not have been waived;

      (c) by the Company if any of the conditions set forth in Article VIII hereof shall not have been fulfilled on or prior to Closing, or shall have become incapable of fulfillment, and shall not have been waived;

      (d) by any party if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement

In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto, except the provisions of
Section 11.5 hereof.

      12.2 WAIVER. Any condition to the performance of the Company or of the Pioneer Partnership which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


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Investment Agreement
Page 58

                     ARTICLE XIII. MISCELLANEOUS PROVISIONS

      13.1 EXPENSES. Except as set forth in Article XI, each of the parties hereto shall bear its own expenses in connection herewith.

      13.2 MODIFICATION, TERMINATION OR WAIVER. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

      13.3 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, five (5) days after the date of mailing, as follows:


If to the Pioneer Partnership, to:            Copies to:

PIONEER VENTURES ASSOCIATES                   Kenneth B. Lerman, Esquire
  LIMITED PARTNERSHIP                         KENNETH B. LERMAN, P.C.
651 Day Hill Road                             651 Day Hill Road
P.O. Box 40                                   Windsor, Connecticut 06095-0040
Windsor, Connecticut 06095

Attention:  Robert A. Lerman
            Managing Director

If to the Company, to:                        Copies to:


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Investment Agreement
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Office of the Chairman                           Phillip M. Renfro, Esquire
TRISTAR CORPORATION                              FULLBRIGHT & JAWORSKI L.L.P.
12500 San Pedro Avenue                           300 Convent Street, Suite 2200
Suite 500                                        San Antonio, Texas 78205-3792
San Antonio, Texas 78216

Attention: Mr. Richard Rifenburgh, Chairman

The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

      13.4  BINDING EFFECT AND ASSIGNMENT.
  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other party.

      13.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof.

      13.6 CALENDAR DAYS. All references to "days" in this agreement with respect to the amount of time allocated for notices, performance or other periods shall mean calendar days, unless otherwise specified.

      13.7 EXHIBITS. All Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any such Exhibits, documents or instruments shall be deemed to refer to and include all such Exhibits, documents and instruments. Any execution of this Agreement is subject to the receipt of current and complete exhibits.
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Investment Agreement
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      13.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

      13.9 CONSENT TO JURISDICTION. The parties here to consent to jurisdiction of the Courts of the State of Connecticut and to the U.S. District Court in the District of Connecticut.

      13.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

      13.11 SECTION HEADINGS. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

      13.12 GENDER. Whenever the content of this Agreement permits, the masculine, neuter or third person genders shall include the feminine, third person and neuter genders, and reference to singular or plural shall be interchangeable with the other.

      13.13 CONTROLLING DOCUMENT. To the extent that any provisions contained in this Agreement are inconsistent with those contained in the Certificate of Designation, the provisions of the Certificate of Designation shall control.

      13.14 USE OF TERM "PIONEER PARTNERSHIP". Notwithstanding any provision of this Agreement to the contrary, included in the definition and meaning of the "Pioneer Partnership" shall be any one or more parallel limited partnerships which have been or shall be organized by Ventures Management Partners LLC as the general partner to invest in parallel with Pioneer Ventures Associates Limited Partnership on the same economic terms and PRO RATA based upon their aggregate subscriptions. The limited
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Investment Agreement
Page 61

partners of Pioneer Ventures Associates Limited Partnership and the parallel partnerships shall be referred to herein as the "LIMITED PARTNERS". [Signature Page Follows]

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      WITNESS the execution of this Agreement as of the date first above written.

PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP
BY: VENTURES MANAGEMENT PARTNERS LLC
      its General Partner
BY:   Pioneer Ventures Corp.
      Its Managing Member



BY: /s/ ROBERT A. LERMAN
        Robert A. Lerman, President





                          TRISTAR CORPORATION

                          BY: /s/ RICHARD HOWARD
                            Name: Richard Howard
                           Title: President and COO


                          ATTEST:
                                                          (Corporate Seal)


                          BY: /s/ ROBERT VIOLA
                           Name:  Robert Viola
                           Title: Vice President and CFO